UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2011 (May 4, 2011)
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Express Scripts, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s principal executive offices on Wednesday, May 4, 2011. At the Annual Meeting, the stockholders of the Company voted to approve and ratify the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP”). The text of the Plan, and the description of the Plan on pages 51-60 under the caption “Proxy Item No. 6: Approval and Ratification of the Express Scripts, Inc. 2011 Long-Term Incentive Plan” in the Company’s Proxy Statement dated March 21, 2011 (the “Proxy Statement”), which are listed as Exhibit 10.1 and Exhibit 99.1 hereto, respectively, are incorporated herein by reference.
As previously announced, Messrs. Toan and Borelli retired from the Board of Directors of the Company as of May 4, 2011.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting, the stockholders approved the adoption of amendments (the “Amendments”) to the Third Amended and Restated Bylaws of the Company, as amended (the “Bylaws”) to permit holders of at least 35% of the voting power of the Company’s outstanding capital stock to call a special meeting of the stockholders under certain circumstances. The Amendments became effective upon stockholder approval. The description of the Amendments on page 48 under the caption “Proxy Item 3: Proposal to Adopt an Amendment to the Bylaws to Permit Stockholders to Call a Special Meeting” in the Company’s Proxy Statement dated March 21, 2011, which is listed as Exhibit 99.2 hereto, is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As indicated above, on May 4, 2011, the Company held the Annual Meeting. Of the 529,120,068 shares outstanding and entitled to vote, 470,249,109 shares were represented at the meeting, or an 88.87% quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Proposal 1. Election of Directors. All of management’s nominees for director were elected to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth in the table below.

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES
Gary G. Benanav	421,951,194	12,831,354	126,027	35,340,534
Maura C. Breen	429,024,763	5,762,282	121,530	35,340,534
Nicholas J. LaHowchic	428,755,006	6,026,696	126,873	35,340,534
Thomas P. Mac Mahon	434,215,744	569,567	123,264	35,340,534
Frank Mergenthaler	434,406,310	377,211	125,054	35,340,534
Woodrow A. Myers, Jr. M.D.	434,389,883	396,794	121,898	35,340,534
John O. Parker, Jr.	428,630,456	6,150,884	127,235	35,340,534
George Paz	420,875,019	13,828,128	205,428	35,340,534
Samuel K. Skinner	385,987,808	48,645,282	275,485	35,340,534
Seymour Sternberg	416,170,261	18,617,192	121,122	35,340,534

Proposal 2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2011 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
462,083,375	8,016,252	149,482
Proposal 3. The Amendments to the Bylaws, permitting stockholders to call a special meeting under certain circumstances, was approved by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
468,583,084	1,322,671	343,354
Proposal 4. The stockholders approved, on a non-binding basis, executive compensation, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
421,551,156	11,367,210	1,990,209	35,340,534
Proposal 5. The stockholders approved, on a non-binding basis, the holding of a non-binding vote on executive compensation on an annual basis, by the votes set forth in the table below.

ONE-YEAR	TWO-YEAR	THREE-YEAR
FREQUENCY	FREQUENCY	FREQUENCY
VOTE	VOTE	VOTE	ABSTAIN
308,259,392	11,750,080	114,672,885	226,218
Proposal 6. The stockholders approved and ratified the 2011 LTIP, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
403,305,938	31,063,328	539,309	35,340,534
Proposal 7. A stockholder proposal requesting a report on political contributions was rejected by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,715,327	268,299,355	53,893,893	35,340,534
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts, Inc.
By	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: May 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of the Company, as amended effective as of May 4, 2011.

3.2	Third Amended and Restated Bylaws of the Company, marked to show amendments to Sections 1.2, 1.11 and 1.12 effective as of May 4, 2011.

10.1	Express Scripts, Inc. 2011 Long-Term Incentive Plan, incorporated by reference to Appendix B to Express Scripts, Inc. 2011 Proxy Statement dated March 21, 2011.

99.1	Description of the Express Scripts, Inc. 2011 Long-Term Incentive Plan, incorporated by reference to pages 51-60 of the Express Scripts, Inc. 2011 Proxy Statement dated March 21, 2011.

99.2	Description of the Amendments to the Bylaws, incorporated by reference to page 48 of the Express Scripts, Inc. Proxy Statement dated March 21, 2011.

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